AEP Reports 2012 Second-Quarter Earnings

COLUMBUS, Ohio, July 20, 2012 /PRNewswire/ --

  Second-quarter earnings $0.75 per share GAAP and $0.77 per share operating
  Disciplined approach to controlling costs continues

AMERICAN ELECTRIC POWER Preliminary, unaudited results
		Second quarter ended June 30			Year-to-date ended June 30
		2012	2011	Variance	2012	2011	Variance
Revenue ($ in billions)		3.6	3.6	0.0	7.2	7.3	(0.1)
Earnings ($ in millions):
	GAAP	362	352	10	751	705	46
	Operating	370	352	18	759	744	15
EPS ($):
	GAAP	0.75	0.73	0.02	1.55	1.46	0.09
	Operating	0.77	0.73	0.04	1.57	1.55	0.02
EPS based on 485mm shares Q2 2012, 482mm in Q2 2011, 484mm in YTD 2012 and 482mm in YTD 2011

American Electric Power (NYSE: AEP) today reported 2012 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $362 million or $0.75 per share, compared with $352 million or $0.73 per share for second-quarter 2011.

Operating earnings (excluding special items) for second-quarter 2012 were $370 million or $0.77 per share, $8 million or $0.02 per share higher than GAAP earnings because of a pretax $13 million severance provision recorded in second-quarter 2012 related to the first phase of AEP's cost restructuring program launched earlier this year. Year-to-date operating earnings for the six months ended June 30, 2012, were also $8 million or $0.02 per share higher than GAAP as a result of this program.

A full reconciliation of 2012 and 2011 GAAP earnings with operating earnings for the quarter and year to date is included in tables at the end of this news release.

"We had solid financial performance in the second quarter, driven by warmer than normal weather and our continued disciplined approach to controlling costs," said Nicholas K. Akins, president and chief executive officer. "The economy in our service territories has shown some signs of improvement, with growth in our western states outpacing that in our eastern states.

"In operations, severe storms swept through our eastern states on June 29, causing considerable damage," Akins said. "At the peak we had more than 1.4 million customers in five states without power, an unprecedented outage number for AEP. We're proud of the efforts of our employees, contractors and crews from other utilities who worked long hours in extreme heat and difficult conditions to restore power to our customers."

EARNINGS GUIDANCE

"Our earnings guidance for 2012 remains suspended because of the ongoing Ohio regulatory proceedings," Akins said. "We have received an order from the Public Utilities Commission of Ohio regarding capacity charges, but a decision on the Electric Security Plan, or ESP, isn't expected until early August.

"Our earnings performance was strong for the first half of the year, but we face challenges for the remainder of the year, including customer switching in Ohio," Akins said. "The costs and lost revenue associated with the late-June storm will be reflected primarily in third-quarter results."

SUMMARY OF RESULTS BY SEGMENT $ in millions

GAAP Earnings	2Q 12	2Q 11	Variance	YTD 12	YTD 11	Variance
Utility Operations	364	349	15	747	721	26
Transmission Operations	8	6	2	17	10	7
AEP River Operations	3	(1)	4	12	6	6
Generation and Marketing	(5)	11	(16)	(6)	12	(18)
All Other	(8)	(13)	5	(19)	(44)	25
Total GAAP Earnings	362	352	10	751	705	46

Operating Earnings	2Q 12	2Q 11	Variance	YTD 12	YTD 11	Variance
Utility Operations	372	349	23	755	738	17
Transmission Operations	8	6	2	17	10	7
AEP River Operations	3	(1)	4	12	6	6
Generation and Marketing	(5)	11	(16)	(6)	12	(18)
All Other	(8)	(13)	5	(19)	(22)	3
Total Operating Earnings	370	352	18	759	744	15
A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

Operating earnings from Utility Operations during second-quarter 2012 were $23 million higher than in second-quarter 2011. This reflects the positive impact of lower spending because of cost containment efforts, offset by lost earnings from customer switching in Ohio. The $8 million difference between GAAP and operating earnings relates to the cost restructuring program.

Operating earnings from Generation and Marketing, which includes AEP's non-regulated generating, marketing and risk management activities primarily in the Electric Reliability Council of Texas (ERCOT) area, were $16 million lower when compared with second-quarter 2011, primarily because of lower trading margins, lower power prices and the expiration of wind production tax credits in 2011.

OPERATING MARGIN FROM UTILITY OPERATIONS $ in millions

	2Q 12	2Q 11	Variance	YTD 12	YTD 11	Variance
East Regulated Integrated Utilities	712	648	64	1,475	1,405	70
Ohio Power Company	568	658	(90)	1,186	1,372	(186)
West Regulated Integrated Utilities	368	358	10	657	651	6
Texas Wires	165	164	1	310	313	(3)
Off-System Sales	100	95	5	183	181	2
Transmission Revenue - 3rd Party	123	101	22	237	203	34
Other Operating Revenue	126	134	(8)	230	260	(30)
Utility Margin	2,162	2,158	4	4,278	4,385	(107)
Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances and purchased power.

Retail Sales – Retail margins for the second quarter were $15 million less than in the same period in 2011, primarily because of lost margins from customer switching in Ohio. Retail Sales includes the East Regulated Integrated Utilities, Ohio Power Company, West Regulated Integrated Utilities and Texas Wires.

Off-System Sales – Margins from Off-System Sales were comparable with the same period in 2011.

Transmission Revenue – 3rd Party– Transmission Revenue for second-quarter 2012 was $22 million higher than for the same period in 2011, primarily as a result of increased revenues in ERCOT and PJM, including revenues associated with customer switching.

Other Operating Revenue – Other Operating Revenue for second-quarter 2012 was comparable with the same period last year.

SELECT OTHER OPERATING EXPENSES - UTILITY OPERATIONS

The following Utility Operations expense categories had significant fluctuations in 2012 compared with 2011 (dollars in millions):

	2Q 12	2Q 11	Variance	YTD 12	YTD 11	Variance
Maintenance and Other Operations	756	853	(97)	1,513	1,688	(175)
Depreciation and Amortization	448	398	50	860	791	69

Operations and maintenance expense (excluding special items) decreased $97 million in second-quarter 2012 when compared with the prior year, primarily as a result of controlled spending measures instituted in 2012. On a GAAP basis, Maintenance and Other Operations expense decreased $84 million in the second quarter. This $13 million difference is because of severance charges discussed above.

Depreciation and Amortization expense increased $50 million in second-quarter 2012, when compared with the prior year, because of higher depreciation related to shortened plant lives for certain generating plants and higher amortization expense associated with regulatory assets.

WEBCAST

American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

The call will be archived on http://www.aep.com/go/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

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AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP's board of directors.

This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate and growth in, or contraction within, AEP's service territory and changes in market demand and demographic patterns; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of retail competition, particularly in Ohio due to the February 2012 Public Utilities Commission of Ohio rehearing order; weather conditions, including storms, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to resolve I&M's Donald C. Cook Nuclear Plant Unit 1 restoration and outage-related issues through warranty, insurance and the regulatory process; AEP's ability to recover regulatory assets and stranded costs in connection with deregulation; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity, and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances or additional regulation of fly ash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants and related assets; a reduction in the federal statutory tax rate; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of Electric Security Plans and the expected legal separation and transition to market for generation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact on future funding requirements; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; AEP's ability to successfully manage negotiations with stakeholders and obtain regulatory approval to terminate or amend the Interconnection Agreement and break up or modify the AEP Power Pool; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 2nd Quarter 2012
Reconciliation of Reported to Operating Earnings

		2012
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		364	8	3	(5)	(8)	362	$ 0.75

Special Items
Restructuring Program	(a)	8	-	-	-	-	8	$ 0.02

Total Special Items		8	-	-	-	-	8	$ 0.02

Operating Earnings		372	8	3	(5)	(8)	370	$ 0.77

Financial Results for the 2nd Quarter 2011
Reconciliation of Reported to Operating Earnings

		2011
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		349	6	(1)	11	(13)	352	$ 0.73

Total Special Items		-	-	-	-	-	-	$ -

Operating Earnings		349	6	(1)	11	(13)	352	$ 0.73

(a)	Reflected in Maintenance and Other Operations, and Income Taxes

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2012	2011	Change

Retail Electric (in millions of kWh):
Residential	13,155	13,503	(2.6%)
Commercial	13,087	12,913	1.3%
Industrial	15,422	15,153	1.8%
Miscellaneous	779	777	0.3%
Total Retail (a)	42,443	42,346	0.2%

Wholesale Electric (in millions of kWh): (b)	8,620	10,216	(15.6%)

Total KWHs	51,063	52,562	(2.9%)

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers

American Electric Power

Financial Results for Year-to-Date 2012
Reconciliation of Reported to Operating Earnings

		2012
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		747	17	12	(6)	(19)	751	$ 1.55

Special Items
Restructuring Program	(a)	8	-	-	-	-	8	0.02

Total Special Items		8	-	-	-	-	8	$ 0.02

Operating Earnings		755	17	12	(6)	(19)	759	$ 1.57

Financial Results for Year-to-Date 2011
Reconciliation of Reported to Operating Earnings

		2011
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		721	10	6	12	(44)	705	$ 1.46

Special Items
Restructuring Program	(a)	(9)	-	-	-	-	(9)	(0.02)
Carbon Capture & Storage - APCo	(a)	26	-	-	-	-	26	0.06
Litigation Settlement - Enron Bankruptcy	(b)	-	-	-	-	22	22	0.05

Total Special Items		17	-	-	-	22	39	$ 0.09

Operating Earnings		738	10	6	12	(22)	744	$ 1.55

(a)	Reflected in Maintenance and Other Operations, and Income Taxes
(b)	Reflected in Loss(Gain) of Sale of Property, and Income Taxes

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Six Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2012	2011	Change

Retail Electric (in millions of kWh):
Residential	27,954	30,452	(8.2%)
Commercial	24,353	24,559	(0.8%)
Industrial	30,069	29,482	2.0%
Miscellaneous	1,500	1,500	0.0%
Total Retail (a)	83,876	85,993	(2.5%)

Wholesale Electric (in millions of kWh): (b)	17,532	19,367	(9.5%)

Total KWHs	101,408	105,360	(3.8%)

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers

CONTACT: MEDIA, Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620 or ANALYSTS, Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840